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                                  Exhibit 4(b)

                                AMENDMENT TO THE
                              ZIONS BANCORPORATION
                        EMPLOYEE INVESTMENT SAVINGS PLAN


         This Amendment to the Zions Bancorporation Employee Investment Savings Plan (the "Plan") is made and entered into this 16th day of December, 1994, by Zions Bancorporation as the "Employer" and Plan Administrator of the Plan.

                              W I T N E S S E T H:

         WHEREAS, the Employer has heretofore created the Plan (which plan has been amended and restated in its entirety effective for Plan Years commencing on or after January 1, 1989), and
         WHEREAS, the Employer has reserved the right to amend the Plan in whole or in part, and
         WHEREAS, the Employer now desires to amend the Plan in order to comply with the requirements of the Unemployment Compensation Act of 1992 and the Omnibus Budget Reconciliation Act of 1993 and to facilitate the merger of the National Bank of Arizona Savings and Retirement Plan and the Rio Salado Bancorp. Inc. Retirement Plan into the Plan;
         NOW THEREFORE, in consideration of the foregoing premises and mutual covenants herein contained, the Employer hereby amends the Plan.

1. Each Plan Section and Plan Article identified hereafter is amended as indicated.

SECTION 2.01 IS AMENDED BY ADDING A NEW SUBSECTION (G) TO READ AS
FOLLOWS:

         (g) "PREDECESSOR PLAN ACCOUNT" shall mean the Account which is attributable to assets transferred from a Predecessor Plan ("Transferred Benefits").

SECTION 2.07 IS AMENDED BY ADDING THE FOLLOWING AT THE END THEREOF:

For Plan Years beginning after December 31, 1993, the Plan shall substitute the amount "one hundred fifty thousand dollars ($150,000)" for the amount "two hundred thousand dollars ($200,000)" wherever it appears in this Section. The one hundred fifty thousand dollar amount shall be adjusted each Plan Year as provided in Code Section 401(a)(17)(B).





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ARTICLE II IS AMENDED BY ADDING NEW SECTIONS 2.59, 2.60 AND 2.61 AT THE END
THEREOF TO READ AS FOLLOWS:

         2.47 "PREDECESSOR PLAN" shall mean any Plan whose assets have been transferred to this Plan pursuant to a merger or trust to trust transfer. The benefits which are funded by the transferred assets shall be protected benefits within the meaning of Code Section 411(d)(6) and the regulations thereunder. For purposes of this provision the NBA Plan and the Rio Salado Plan shall be Predecessor Plans.

         2.60 "NBA PLAN" shall mean the Plan established by the National Bank of Arizona as The National Bank of Arizona Savings and Retirement Plan and merged into this Plan as of December 31, 1994. The termination and merger of the NBA Plan into this Plan is solely for the purpose of maintaining the qualified status of the NBA Plan under Code Section 401(a). All provisions of the NBA Plan, including those covering eligibility, benefit accrual and vesting shall continue to apply to the participants in that plan, through the effective date of the merger except to the extent the relevant provisions of this Plan apply in order to retain the qualified status of the NBA Plan under the Code or the provisions of this Plan specifically supersede those in the NBA Plan.

         2.61 "RIO SALADO PLAN" shall mean the Plan established by Rio Salado Bancorp, Inc. as Rio Salado Bancorp. Inc. Retirement Plan and merged into this Plan as of December 31, 1994. The termination and merger of the Rio Salado Plan into this Plan is solely for the purpose of maintaining the qualified status of the Rio Salado Plan under Code Section 401(a). All provisions of the Rio Salado Plan, including those covering eligibility, benefit accrual and vesting shall continue to apply to the participants in that plan, through the effective date of the merger except to the extent the relevant provisions of this Plan apply in order to retain the qualified status of the Rio Salado Plan under the Code or the provisions of this Plan specifically supersede those in the Rio Salado Plan.

SECTION 7.01(b)(4) IS AMENDED BY ADDING THE FOLLOWING AT THE END THEREOF:

         For Plan Years beginning after December 31, 1993, the Plan shall substitute the amount "one hundred fifty thousand dollars ($150,000)" for the amount "two hundred thousand dollars ($200,000)" wherever it appears in this sub-section. The one hundred fifty thousand dollar amount shall be adjusted each Plan Year as provided in Code Section 401(a)(17)(B).

ARTICLE IX IS AMENDED BY ADDING NEW SECTIONS 9.06 AND 9.07 TO READ AS FOLLOWS:

         9.06 QUALIFIED JOINT AND SURVIVOR ANNUITY: This Section shall apply only to a Participant or Inactive Participant with respect to whom this Plan holds Transferred Benefits which were directly or indirectly transferred from a defined benefit pension plan, money purchase pension plan, or other qualified plan to which Code Section 401(a)(11)(B)(iii) applies. Furthermore, this Section shall only apply to that portion of the Participant's Transferred Benefits attributable to such transfer (the "Annuity Eligible Accrued Benefits").

         (a) QUALIFIED JOINT AND SURVIVOR ANNUITY: A Participant or Former Participant shall receive his Annuity Eligible Accrued Benefits in the form of an Qualified Joint and Survivor Annuity, unless he elects otherwise as provided in Subsection
                 (b) below. The Qualified Joint and Survivor Annuity is an immediate annuity providing monthly payments for the life of the Participant with, if the Participant is married on the Annuity Starting Date, a survivor annuity providing monthly payments for the life of the Participant's surviving spouse (terminating with the last payment due prior to her death) equal to fifty percent (50%) of the monthly payment amount during the joint lives of the Participant and his spouse. The monthly payment amount of the Qualified Joint and Survivor Annuity
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                 shall be that amount which can be purchased from an Insurer with the Annuity Eligible Accrued Benefits of the Participant as of the Annuity Starting Date.

                 The Qualified Joint and Survivor Annuity for a Participant or Former Participant who is not married on his Annuity Starting Date shall be a life annuity which provides monthly payments for the life of the Participant and terminates with the last payment due prior to his death. The annuity shall be purchased from an Insurer in an amount that can be provided by the Participant's Annuity Eligible Accrued Benefits.

         (b) NOTICE AND ELECTION OF FORM OF RETIREMENT BENEFIT: Each Participant or Inactive Participant with an Annuity Eligible Accrued Benefit shall be provided a written notification by the Plan Administrator. The notification shall be in non-technical language and shall include:

                 (1) A general description or explanation of the terms and conditions of the Qualified Joint and Survivor Annuity;

                 (2) The circumstances in which it will be provided unless the Participant elects otherwise;

                 (3) The Participant's right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity form of benefit;

                 (4) The rights of the Participant's spouse under Subsection (c);

                 (5) The right to make, and the effect of, a revocation of an election to waive the Qualified Joint and Survivor Annuity form of benefit;

                 (6) A general explanation of the relative financial effect of the election on a Participant's benefits; and

                 (7) A general explanation of the eligibility conditions and other material features of the optional forms of retirement benefit and sufficient additional information to explain the relative values of the optional forms of retirement benefit.

                 The notification shall also inform the Participant that a specific written explanation in non-technical language of the terms and conditions of the Qualified Joint and Survivor Annuity and the financial effect upon the particular Participant's benefits of making an election against the Qualified Joint and Survivor Annuity is available upon written request by the Participant. The notification shall be provided not less than thirty (30) days nor more than ninety
                 (90) days before the Annuity Starting Date. If the Participant requests a specific written explanation, the explanation shall be provided within thirty (30) days of the Participant's request. The Plan Administrator need not comply with more than one such request made by a particular Participant.

                 During the Joint and Survivor Election Period, as hereinafter defined, a Participant eligible to make the election to waive the Qualified Joint and Survivor Annuity of Subsection (a) shall be eligible to elect to receive his benefits as provided in Section 9.03. The election shall be in writing and may be revoked at any time during the Joint and Survivor Election Period. New elections and revocations may be made any number of times during the Joint and Survivor Election Period after a previous election or revocation. For purposes of this paragraph, the term "Joint and Survivor





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                 Election Period" shall mean the ninety (90) day period ending on the Annuity Starting Date.

         (c) CONSENT OF SPOUSE: Notwithstanding any other provision of this Article, any election by a Participant or Inactive Participant to waive the Qualified Joint and Survivor Annuity pursuant to Subsection (b) shall not be given effect unless:

                 (1)      (i)     The spouse of the Participant consents in
                                  writing to such election;

                          (ii) The spouse acknowledges the form of benefit payment elected by the Participant and, if applicable, the Beneficiary designated by the Participant, or the spouse relinquishes the right to specify the form of benefit payment and name the Beneficiary; and the spouse's consent acknowledges the effect of such election and is witnessed by the Plan Administrator (or representative thereof) or a Notary Public; or

                 (2) It is established to the satisfaction of the Plan Administrator that the consent required under (1) above may not be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may by Regulation prescribe; or

                 (3) The lump sum benefit otherwise payable to the Participant is less than three thousand five hundred dollars ($3,500) and a lump sum payment will be made pursuant to Section 9.03.

                 A waiver of the Qualified Joint and Survivor Annuity made pursuant to Subsection (b) shall be automatically revoked upon the marriage of the Participant, prior to his Annuity Starting Date, to a person who has not consented to the waiver pursuant to Subsection (1) above or from whom consent was not required by reason of Subsection (2) above; or upon a change in the form of benefit payment or in the Beneficiary designated by the Participant pursuant to Subsection (1)(ii) above, unless the spouse has relinquished the right to specify the form of benefit payment and to name the Beneficiary.

                 If the requirements of the preceding paragraphs are not satisfied, the Participant shall receive his Annuity Eligible Accrued Benefit in the form of the Qualified Joint and Survivor Annuity.

         9.07 OPTIONAL FORMS OF BENEFIT GUARANTEED: To the extent not already provided under the terms of this Plan, and notwithstanding any other provisions to the contrary, this Plan guarantees to each Participant whose Account includes Transferred Benefits the right to receive all Transferred Benefits in any optional form of benefit (including time, manner and method of distribution) protected under IRC S 411(d)(6). The extent and nature of the optional forms of benefits so protected shall be determined by reference to the Predecessor Plan(s).


ARTICLE X IS AMENDED BY ADDING NEW SECTIONS 10.05 AND 10.06 TO THE END THEREOF TO READ AS FOLLOWS:

         10.05   QUALIFIED PRE-RETIREMENT SURVIVOR ANNUITY AND RELATED MATTERS:
This Section shall apply only to a Participant or Inactive Participant with respect to whom this Plan holds Transferred Benefits which were directly or indirectly transferred from a defined benefit pension plan, money purchase pension plan, or other qualified plan to which Code Section 401(a)(11)(B)(iii) applies. Furthermore, this





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Section shall only apply to that portion of the Participant's Transferred
Benefits attributable to such transfer ("Annuity Eligible Accrued Benefits").

If a Participant or Inactive Participant dies prior to his Annuity Starting Date and is survived by a spouse, a Qualified Pre-retirement Survivor Annuity shall be paid to the surviving spouse except as otherwise provided by the following provisions. A Qualified Pre-retirement Survivor Annuity is an immediate annuity payable to the Participant for the life of the spouse in monthly amounts equal to the monthly amount that can be purchased from an insurer with fifty percent (50%) of the Annuity Eligible Accrued Benefits of the Participant as of the date of his death.

         (a) A Participant may elect to waive the Qualified Pre-retirement Survivor Annuity provided under this Section during the election period described in Subsection (d). The waiver may be revoked by the Participant during the election period by filing with the Plan Administrator on a form approved by the Plan Administrator an executed revocation of such waiver. Following revocation a Participant may again waive the Qualified Pre-retirement Survivor Annuity and subsequently revoke the waiver any number of times during the election period.

         (b) A waiver pursuant to Subsection (a) shall not be effective unless:

                 (1)      (i)     The spouse, to whom the Participant is
                                  married at the time such waiver is executed, consents in writing to such waiver;

                          (ii) The spouse acknowledges the form of the death benefit payable in lieu of the Qualified Pre-retirement Survivor Annuity and the Beneficiary designated by the Participant, or the spouse relinquishes the right to specify the form of the death benefit and name the Beneficiary; and

                          (iii) The consent acknowledges the effect of the waiver and is witnessed by the Plan Administrator (or representative thereof) or a Notary Public; or

                 (2) It is established to the satisfaction of the Plan Administrator that the consent of the spouse required by this Section may not be obtained because there is no spouse, the spouse cannot be located or because of such other circumstances as may be set forth in Regulations issued pursuant to Section 417(a)(2)(B) of the Code; and

                 (3) The waiver is made on a form approved by the Plan Administrator and executed by the Participant and, if required, the spouse of the Participant.

         (c) A waiver made pursuant to Subsection (a) shall be automatically revoked:

                 (1) Upon the marriage of the Participant to a person who has not consented to the waiver pursuant to Subsection (b)(1) or from whom consent was not required by reason of Subsection (b)(2); or

                 (2) Upon a change in the form of the death benefit or in the Beneficiary designated by the Participant, unless the spouse has relinquished the right to specify the form of the death benefit and to name the Beneficiary.

         (d) The election period shall begin on the first day of the Plan Year in which the Participant attains Age thirty-five (35) and shall end on the date such Participant dies.





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                 Notwithstanding the foregoing, in the case of a Participant who incurs a Termination of Employment before the Participant attains Age thirty-five (35), the election period shall begin on the date of Termination of Employment and shall end on the date the Participant dies.

         (e) Notwithstanding anything in this Section to the contrary, an election to waive the Qualified Pre-retirement Survivor Annuity made by a Participant before the first day of the Plan Year in which he attains Age thirty-five (35) shall only be effective until the first day of the Plan Year in which he attains Age thirty-five (35), at which time such election shall be automatically revoked.

         (f) The Plan Administrator shall provide to each Participant within the period beginning on the first day of the Plan Year in which the Participant attains Age thirty-two (32), but not earlier than the first day of the one-year period ending on the date he becomes a Participant, and ending on the last day of the Plan Year preceding the Plan Year in which the Participant attains Age thirty-five (35), but not earlier than the last day of the one-year period beginning on the date he becomes a Participant, a written explanation of the Qualified Pre-retirement Survivor Annuity containing the following:

                 (1) The terms and conditions of the Qualified Pre-retirement Survivor Annuity;

                 (2) The Participant's right to make, and the effect of, an election to waive the Qualified Pre-retirement Survivor Annuity;

                 (3) The rights of the Participant's spouse under Subsection (b)(1); and

                 (4) The right of the Participant to make, and the effect of, a revocation of an election pursuant to Subsection (a).

                 The Plan Administrator shall also provide an explanation to each Participant who incurs a separation from service prior to receiving the explanation no later than the earlier of the end of the one-year period beginning on the date of his separation from service or the end of the period described above.

         (g) Notwithstanding anything herein to the contrary, a surviving spouse entitled to a benefit under this Section, may elect to receive payment of the Qualified Pre-retirement Survivor Annuity in a lump sum or any other form of payment permitted under Section 10.04. Upon request, the Plan Administrator shall furnish the spouse with an explanation of the Qualified Pre-retirement Survivor Annuity and with information concerning the financial effect of receiving benefits in any form selected. An election under this Subsection must be filed with the Plan Administrator before benefit payments commence, unless the Plan Administrator determines otherwise.

         (h) Notwithstanding anything herein to the contrary, a surviving spouse may delay the commencement of benefit payments pursuant hereto, provided such delay satisfies the requirement of
                 Article IX by deeming the surviving spouse to be the Participant.

         (i) If the lump sum amount of the Qualified Pre-retirement Survivor Annuity otherwise payable to the surviving spouse is less than three thousand five hundred dollars ($3,500), such benefit shall be paid as a single lump sum payment.





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         10.06   OPTIONAL FORMS OF BENEFIT GUARANTEED:  To the extent not
already provided under the terms of this Plan, and notwithstanding any other provisions to the contrary, this Plan guarantees to the Beneficiaries of each Participant whose Account includes Transferred Benefits the right to receive all Transferred Benefits in any optional form of benefit (including time, manner and method of distribution) protected under IRC Section 411(d)(6). The extent and nature of the optional forms of benefits so protected shall be determined by reference to the Predecessor Plan(s).


ARTICLE XI IS AMENDED BY ADDING NEW SECTIONS 11.03 AND 11.04 AT THE END THEREOF TO READ AS FOLLOWS:

         11.03 ELIGIBLE ROLLOVER DISTRIBUTIONS: Notwithstanding any provision of this Plan to the contrary with respect to distributions made on or after January 1, 1993, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. For purposes of this Section 11.03 the following definitions shall apply:

         (a) "Eligible Rollover Distribution" shall mean any distribution of all or any portion of the balance to the credit in the Account of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9), and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

         (b) "Eligible Retirement Plan" shall mean an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

         (c) "Distributee" shall mean an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the spouse or former spouse.

         (d) "Direct Rollover" shall mean a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.


         11.04 DISTRIBUTION OF TRANSFERRED BENEFITS: Notwithstanding the provisions of Sections 11.02 and 11.03, the portion of a Participant's Transferred Benefits attributable to a direct or indirect transfer from a defined benefit pension plan, money purchase pension plan, or other qualified plan to which Code Section 401(a)(11)(B)(iii) applies shall be subject upon distribution to all requirements of Sections 9.06 and 9.07





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         2.      Unless specifically provided otherwise herein, this Amendment shall be effective December 31, 1994, and for all Plan Years commencing on or after that date and shall apply to all employees who terminate employment on or after that date.
         3.      In all other respects the Plan is ratified and approved.
         IN WITNESS WHEREOF, the parties have caused this Amendment to the Plan to be duly executed as of the date and year first above written.

                                           "EMPLOYER"

                                        ZIONS BANCORPORATION



                                        By:  Gary L. Anderson
                                            -----------------------------------
                                        Its:  Senior Vice President






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